Exhibit 99.1

E V E R C O R E

EVERCORE REPORTS THIRD QUARTER 2013 RESULTS

INCREASES QUARTERLY DIVIDEND TO $0.25 PER SHARE

Highlights

•	Third Quarter Financial Summary

–	U.S. GAAP Net Revenues of $188.0 million, up 23% and down 9% compared to Q3 2012 and Q2 2013, respectively

–	U.S. GAAP Net Income of $14.0 million, or $0.36 per share, up 163% and down 15% compared to Q3 2012 and Q2 2013, respectively

–	Adjusted Pro Forma Net Revenues of $187.1 million, up 25% and down 9% compared to Q3 2012 and Q2 2013, respectively

–	Adjusted Pro Forma Net Income of $24.3 million, or $0.53 per share, up 41% and down 18% compared to Q3 2012 and Q2 2013, respectively

•	Year-to-Date Financial Summary

–	U.S. GAAP Net Revenues of $546.8 million, up 28% compared to the same period in 2012

–	U.S. GAAP Net Income of $36.4 million, or $0.96 per share, up 268% compared to the same period in 2012

–	Adjusted Pro Forma Net Revenues of $547.2 million, up 28% compared to the same period in 2012

–	Adjusted Pro Forma Net Income of $70.6 million, or $1.54 per share, up 65% compared to the same period in 2012

•	Investment Banking

–	Announced the hiring of Senior Managing Directors Matthew McAskin in Healthcare Services and Fernando Soriano to focus on Latin American companies

–	Continue to advise on many of the leading transactions in the marketplace, including:

–	Advising AT&T on its $4.1 billion acquisition of Leap Wireless

–	Advising Ally Financial on the private placement of $1 billion of Ally common stock

–	Advising ARINC, a portfolio company of The Carlyle Group, on its $1.4 billion sale to Rockwell Collins

–	Advised the State of Nuevo Leon in Mexico in the refinancing of MP 33.6 billion of loans

•	Investment Management

–	Assets Under Management in consolidated businesses were $14.2 billion

•	The Board refreshed the stock buyback program, which now has $250 million (5 million shares) authorized for repurchase

•	The Board approved an increase in the quarterly dividend to $0.25 per share

NEW YORK, October 23, 2013 – Evercore Partners Inc. (NYSE: EVR) today announced that its U.S. GAAP Net Revenues were $188.0 million for the quarter ended September 30, 2013, compared to $153.0 million and $207.4 million for the quarters ended September 30, 2012 and June 30, 2013, respectively. U.S. GAAP Net Revenues were $546.8 million for the nine months ended September 30, 2013, compared to $428.3 million for the nine months ended September 30, 2012. U.S. GAAP Net Income Attributable to Evercore Partners Inc. for the third quarter was $14.0 million, or $0.36 per share, compared to $5.3 million, or $0.17 per share, a year ago and $16.4 million, or $0.44 per share, last quarter. U.S. GAAP Net Income Attributable to Evercore Partners Inc. was $36.4 million, or $0.96 per share, for the nine months ended September 30, 2013, compared to $9.9 million, or $0.31 per share, for the same period last year.

Adjusted Pro Forma Net Revenues were $187.1 million for the quarter ended September 30, 2013, compared with $149.2 million and $206.8 million for the quarters ended September 30, 2012 and June 30, 2013, respectively. Adjusted Pro Forma Net Revenues were $547.2 million for the nine months ended September 30, 2013, compared with $426.9 million for the nine months ended September 30, 2012. Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. was $24.3 million, or $0.53 per share, for the third quarter, compared to $17.3 million, or $0.40 per share, a year ago and $29.5 million, or $0.65 per share, last quarter. Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. was $70.6 million, or $1.54 per share, for the nine months ended September 30, 2013, compared to $42.8 million, or $0.98 per share, for the same period last year.

The U.S. GAAP compensation ratio for the three months ended September 30, 2013, September 30, 2012 and June 30, 2013 was 63.2%, 66.2% and 63.5%, respectively. The U.S. GAAP trailing twelve-month compensation ratio of 64.0% compares to 68.6% for the twelve months ended September 30, 2012 and 64.6% for the twelve months ended June 30, 2013. The Adjusted Pro Forma compensation ratio for the current quarter was 59.2%, compared to 59.9% and 58.9% for the quarters ended September 30, 2012 and June 30, 2013, respectively. The Adjusted Pro Forma compensation ratio for the trailing twelve months was 58.9%, compared to 59.5% for the same period in 2012 and 59.0% for the twelve months ended June 30, 2013.

Evercore’s quarterly results may fluctuate significantly due to the timing and amount of transaction fees earned, as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

“We are pleased with our third quarter results, as we reported the third best quarter in our history for both revenues and earnings. Our strong performance was driven by consistent market share gains in our Advisory business, as clients continue to embrace our independent advisory model, seeking our advice on mergers & acquisitions, divestitures, restructuring, capital markets and fund raising transactions. Our Equities business was profitable and continued to gain share in a seasonally slow quarter; and our Investment Management businesses benefited from strong investment performance and continued growth in assets under management,” said Ralph Schlosstein, President and Chief Executive Officer. “Our results also demonstrate our commitment to delivering returns to our shareholders as our operating margins remained strong, our quarterly dividend was increased to $0.25 per share, a 14% increase and our share buyback authorization was increased to a maximum of $250 million, or 5 million shares.”

“Evercore continued to experience strong investment banking momentum, as revenues for the first three quarters are up 30%. Our investment banking revenues of $161 million represent the third best quarterly result in our history, as we earned fees of $1 million or more from 31 clients. We completed our Senior Managing Director hiring for the year, announcing the addition of Matthew McAskin to our Healthcare Services Team and the addition of Fernando Soriano to increase our coverage of Latin America and Spain,” said Roger Altman, Executive Chairman.

“Our brand continues to be highly regarded by both clients and recruits and we remain optimistic about our ability to add talent in the coming year.”

Consolidated U.S. GAAP and Adjusted Pro Forma Selected Financial Data (Unaudited)

	U.S. GAAP
	Three Months Ended			% Change vs.			Nine Months Ended
	September 30, 2013	June 30, 2013	September 30, 2012	June 30, 2013		September 30, 2012	September 30, 2013	September 30, 2012	% Change
	(dollars in thousands)
Net Revenues	$187,980	$207,446	$153,029	(9%	)	23%	$546,848	$428,324	28%
Operating Income	$29,057	$38,062	$14,245	(24%	)	104%	$82,063	$23,297	252%
Net Income Attributable to Evercore Partners Inc.	$13,962	$16,426	$5,301	(15%	)	163%	$36,357	$9,867	268%
Diluted Earnings Per Share	$0.36	$0.44	$0.17	(18%	)	112%	$0.96	$0.31	210%
Compensation Ratio	63.2%	63.5%	66.2%				64.5%	69.2%
Operating Margin	15.5%	18.3%	9.3%				15.0%	5.4%

	Adjusted Pro Forma
	Three Months Ended			% Change vs.			Nine Months Ended
	September 30, 2013	June 30, 2013	September 30, 2012	June 30, 2013		September 30, 2012	September 30, 2013	September 30, 2012	% Change
	(dollars in thousands)
Net Revenues	$187,124	$206,761	$149,247	(9%	)	25%	$547,239	$426,883	28%
Operating Income	$42,382	$51,148	$29,391	(17%	)	44%	$123,525	$74,774	65%
Net Income Attributable to Evercore Partners Inc.	$24,284	$29,511	$17,275	(18%	)	41%	$70,641	$42,777	65%
Diluted Earnings Per Share	$0.53	$0.65	$0.40	(18%	)	33%	$1.54	$0.98	57%
Compensation Ratio	59.2%	58.9%	59.9%				59.2%	60.6%
Operating Margin	22.6%	24.7%	19.7%				22.6%	17.5%

Throughout the discussion of Evercore’s business segments, information is presented on an Adjusted Pro Forma basis, which is an unaudited non-generally accepted accounting principles (“non-GAAP”) measure. Adjusted Pro Forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), and then those results are adjusted to exclude certain items and reflect the conversion of vested and unvested Evercore LP Units into Class A shares. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and facilitate an understanding of Evercore’s operating results. Evercore uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. For more information about the Adjusted Pro Forma basis of reporting used by management to evaluate the performance of Evercore and each line of business, including reconciliations of U.S. GAAP results to an Adjusted Pro Forma basis, see pages A-2 through A-11 included in Annex I. These Adjusted Pro Forma amounts are allocated to the Company’s two business segments: Investment Banking and Investment Management.

Business Line Reporting

A discussion of Adjusted Pro Forma revenues and expenses is presented below for the Investment Banking and Investment Management segments. Unless otherwise stated, all of the financial measures presented in this discussion are Adjusted Pro Forma measures. For a reconciliation of the Adjusted Pro Forma segment data to U.S. GAAP results, see pages A-2 to A-11 in Annex I.

Investment Banking

	U.S. GAAP
	Three Months Ended			Nine Months Ended
	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
	(dollars in thousands)
Net Revenues:
Investment Banking Revenues	$163,975	$183,454	$133,850	$478,812	$372,771
Other Revenue, net	(330)	(849)	(435)	(966)	(2,407)

Net Revenues	163,645	182,605	133,415	477,846	370,364

Expenses:
Employee Compensation and Benefits	104,139	117,451	88,774	309,459	257,757
Non-compensation Costs	29,760	30,394	30,180	87,206	86,199
Special Charges	—	—	—	—	662

Total Expenses	133,899	147,845	118,954	396,665	344,618

Operating Income	$29,746	$34,760	$14,461	$81,181	$25,746

Compensation Ratio	63.6%	64.3%	66.5%	64.8%	69.6%
Operating Margin	18.2%	19.0%	10.8%	17.0%	7.0%

	Adjusted Pro Forma
	Three Months Ended			Nine Months Ended
	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
	(dollars in thousands)
Net Revenues:
Investment Banking Revenues	$160,543	$180,033	$127,588	$469,657	$363,605
Other Revenue, net	768	246	647	2,315	820

Net Revenues	161,311	180,279	128,235	471,972	364,425

Expenses:
Employee Compensation and Benefits	96,712	107,995	77,331	282,721	221,622
Non-compensation Costs	26,328	26,683	23,504	77,591	72,373

Total Expenses	123,040	134,678	100,835	360,312	293,995

Operating Income	$38,271	$45,601	$27,400	$111,660	$70,430

Compensation Ratio	60.0%	59.9%	60.3%	59.9%	60.8%
Operating Margin	23.7%	25.3%	21.4%	23.7%	19.3%

For the third quarter, Evercore’s Investment Banking segment reported Net Revenues of $161.3 million, which represents an increase of 26% year-over-year and a decrease of 11% sequentially. Operating Income of $38.3 million increased 40% from the third quarter of last year and decreased 16% sequentially. Operating Margins were 23.7% in comparison to 21.4% for the third quarter last year, and 25.3% for the second quarter this year. For the nine months ended September 30, 2013, Investment Banking reported Net Revenues of $472.0 million, an increase of 30% from last year. Year-to-date Operating Income was $111.7 million compared to $70.4 million last year, an increase of 59%. Year-to-date Operating Margins were 23.7%, compared to 19.3% last year.

Revenues

During the quarter, Investment Banking earned advisory fees from 136 clients (vs. 147 in Q3 2012 and 157 in Q2 2013) and fees in excess of $1 million from 31 transactions (vs. 30 in Q3 2012 and 38 in Q2 2013). For the first nine months of the year, Investment Banking earned advisory fees from 269 clients (vs. 255 last year) and fees in excess of $1 million from 95 transactions (vs. 77 last year).

The Institutional Equities business contributed revenues of $8.5 million in the quarter, down 13% in comparison to the second quarter, reflecting lower levels of activity in the markets in the quarter, but up 65% from the third quarter of 2012.

Expenses

Compensation costs were $96.7 million for the third quarter, an increase of 25% year-over-year and a decrease of 10% sequentially. Evercore’s Investment Banking compensation ratio was 60.0% for the third quarter, versus the compensation ratio reported for the three months ended September 30, 2012 and June 30, 2013 of 60.3% and 59.9%, respectively. The trailing twelve-month compensation ratio was 59.2%, down from 59.5% a year ago and flat from 59.2% in the previous quarter. Year to-date compensation costs were $282.7 million, an increase of 28% from the prior year, consistent with the 30% increase in revenues.

Non-compensation costs for the current quarter were $26.3 million, up 12% from the same period last year and down 1% sequentially. The increase in costs versus the prior year reflects the addition of personnel within the business. The ratio of non-compensation costs to net revenue for the current quarter was 16.3%, compared to 18.3% in the same quarter last year and 14.8% in the previous quarter. Year-to-date non-compensation costs were $77.6 million, up 7% from the prior year. The ratio of non-compensation costs to revenue for the nine months ended September 30, 2013 was 16.4%, compared to 19.9% last year.

Expenses in the Institutional Equities business were $8.2 million for the third quarter, a decrease of 14% from the previous quarter, principally reflecting lower compensation consistent with lower levels of revenues earned in the period.

Investment Management

	U.S. GAAP
	Three Months Ended			Nine Months Ended
	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
	(dollars in thousands)
Net Revenues:
Investment Management Revenues	$24,890	$25,738	$20,434	$72,167	$60,234
Other Revenue, net	(555)	(897)	(820)	(3,165)	(2,274)

Net Revenues	24,335	24,841	19,614	69,002	57,960

Expenses:
Employee Compensation and Benefits	14,598	14,342	12,590	43,143	38,624
Non-compensation Costs	7,708	7,197	7,240	22,259	21,785
Special Charges	2,718	—	—	2,718	—

Total Expenses	25,024	21,539	19,830	68,120	60,409

Operating Income (Loss)	$(689)	$3,302	$(216)	$882	$(2,449)

Compensation Ratio	60.0%	57.7%	64.2%	62.5%	66.6%
Operating Margin	(2.8% )	13.3%	(1.1% )	1.3%	(4.2% )

	Adjusted Pro Forma
	Three Months Ended			Nine Months Ended
	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
	(dollars in thousands)
Net Revenues:
Investment Management Revenues	$25,441	$26,455	$20,918	$73,979	$62,005
Other Revenue, net	372	27	94	1,288	453

Net Revenues	25,813	26,482	21,012	75,267	62,458

Expenses:
Employee Compensation and Benefits	14,087	13,828	11,994	41,450	36,928
Non-compensation Costs	7,615	7,107	7,027	21,952	21,186

Total Expenses	21,702	20,935	19,021	63,402	58,114

Operating Income	$4,111	$5,547	$1,991	$11,865	$4,344

Compensation Ratio	54.6%	52.2%	57.1%	55.1%	59.1%
Operating Margin	15.9%	20.9%	9.5%	15.8%	7.0%

For the third quarter, Investment Management reported Net Revenues and Operating Income of $25.8 million and $4.1 million, respectively. Investment Management reported a third quarter Operating Margin of 15.9%. For the nine months ended September 30, 2013, Investment Management reported Net Revenues and Operating Income of $75.3 million and $11.9 million, respectively. The year-to-date Operating Margin was 15.8%, compared to 7.0% last year. As of September 30, 2013, Investment Management reported $14.2 billion of AUM, an increase of 5% from June 30, 2013.

Revenues

Investment Management Revenue Components

	Adjusted Pro Forma
	Three Months Ended			Nine Months Ended
	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
	(dollars in thousands)
Investment Advisory and Management Fees
Wealth Management	$7,658	$7,214	$5,269	$21,523	$14,700
Institutional Asset Management (1)	10,689	11,166	11,459	32,228	36,340
Private Equity	2,351	3,733	1,856	8,275	5,401

Total Investment Advisory and Management Fees	20,698	22,113	18,584	62,026	56,441

Realized and Unrealized Gains (Losses)
Institutional Asset Management	1,518	1,544	1,296	4,867	3,625
Private Equity	2,663	2,073	423	5,213	(185)

Total Realized and Unrealized Gains	4,181	3,617	1,719	10,080	3,440

Equity in Earnings of Affiliates (2)	562	725	615	1,873	2,124

Investment Management Revenues	$25,441	$26,455	$20,918	$73,979	$62,005

(1)	Management fees from Institutional Asset Management were $10.7 million, $11.2 million and $11.6 million for the three months ended September 30, 2013, June 30, 2013 and September 30, 2012, respectively, and $32.3 million and $36.7 million for the nine months ended September 30, 2013 and 2012, respectively, on a U.S. GAAP basis, excluding the reduction of revenues for client-related expenses.
(2)	Equity in G5, ABS and Pan on a U.S. GAAP basis are reclassified from Investment Management Revenue to Income from Equity Method Investments. The Company’s investment in Pan was consolidated during the first quarter of 2013.

Investment Advisory and Management Fees of $20.7 million for the quarter ended September 30, 2013 increased compared to the same period a year ago, as higher fees in Wealth Management and Private Equity were partially offset by declines in Institutional Asset Management.

Realized and Unrealized Gains of $4.2 million in the quarter increased relative to the prior year and to the previous quarter; the change relative to the prior periods was driven principally by Private Equity gains, including carry.

Equity in Earnings of Affiliates of $0.6 million in the quarter decreased relative to the prior year and the prior quarter.

Expenses

Investment Management’s third quarter expenses were $21.7 million, up 14% compared to the third quarter of 2012 and 4% compared to the previous quarter, driven principally by higher levels of compensation. Year-to-date Investment Management expenses were $63.4 million, up 9% from a year ago.

Recent Developments

As part of an ongoing strategic initiative, the Company determined that there was a decline in the fair value of its investment in Evercore Pan Asset Management, a 68% owned wealth management affiliate. As a consequence, the company incurred an impairment charge of $2.7 million, included in other U.S. GAAP expenses, for the three month period ended September 30, 2013. Evercore Pan-Asset managed one billion dollars of assets for clients at September 30, 2013 and generated $0.7 million of revenue for the three month period.

Other U.S. GAAP Expenses

Evercore’s Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. for the three and nine months ended September 30, 2013 was higher than U.S. GAAP as a result of the exclusion of expenses associated with the vesting of IPO equity awards and awards granted in conjunction with the Lexicon acquisition, Special Charges and certain business acquisition-related costs. In addition, for Adjusted Pro Forma purposes, client related expenses and expenses associated with revenue-sharing engagements with third parties have been presented as a reduction from Revenues and Non-compensation costs. Further details of these expenses, as well as an explanation of similar expenses for the three and nine months ended September 30, 2012 and the three months ended June 30, 2013, are included in Annex I, pages A-2 to A-11.

Non-controlling Interests

Non-controlling Interests in certain subsidiaries are owned by the principals and strategic investors in these businesses. Evercore’s equity ownership percentages in these businesses range from 51% to 72%. For the periods ended September 30, 2013, June 30, 2013, and September 30, 2012 the gain (loss) allocated to non-controlling interests was as follows:

	Net Gain (Loss) Allocated to Noncontrolling Interests
	Three Months Ended			Nine Months Ended
	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Segment	(dollars in thousands)
Investment Banking (1)	$112	$189	$(742)	$696	$(1,005)
Investment Management (1)	626	759	452	1,497	896

Total	$738	$948	$(290)	$2,193	$(109)

(1)	The difference between the above Adjusted Pro Forma and U.S. GAAP Noncontrolling Interests relates primarily to intangible amortization expense for certain acquisitions which we excluded from the Adjusted Pro Forma results.

On July 19, 2013, the Company purchased, at fair value, all of the noncontrolling interest in Evercore Trust Company for $7.9 million.

Income Taxes

For the three and nine months ended September 30, 2013 and September 30, 2012, Evercore’s Adjusted Pro Forma effective tax rate was 38%.

For the three and nine months ended September 30, 2013, Evercore’s U.S. GAAP effective tax rate was approximately 38% and 42%, respectively, compared to 49% and 46% for the three and nine months ended September 30, 2012, respectively. The effective tax rate for U.S. GAAP purposes reflects significant adjustments relating to the tax treatment of certain compensation transactions, non-controlling interest associated with Evercore LP Units, state, local and foreign taxes, and other adjustments.

Balance Sheet

The Company continues to maintain a strong balance sheet, holding cash, cash equivalents and marketable securities of $284.8 million at September 30, 2013. Current assets exceed current liabilities by $225.3 million at September 30, 2013. Amounts due related to the Long-Term Notes Payable were $102.7 million at September 30, 2013.

Capital Transactions

On October 23, 2013, the Board of Directors of Evercore increased the quarterly dividend to $0.25 per share, a 14% increase. The dividend will be paid on December 13, 2013 to common stockholders of record on November 29, 2013.

During the quarter the Company repurchased approximately 89,000 shares at an average cost per share of $44.30.

Conference Call

Investors and analysts may participate in the live conference call by dialing (877) 474-9505 (toll-free domestic) or (857) 244-7558 (international); passcode: 98047805. Please register at least 10 minutes before the conference call begins. A replay of the call will be available for one week via telephone starting approximately one hour after the call ends. The replay can be accessed at (888) 286-8010 (toll-free domestic) or (617) 801-6888 (international); passcode: 19231107. A live webcast of the conference call will be available on the Investor Relations section of Evercore’s website at www.evercore.com. The webcast will be archived on Evercore’s website for 30 days after the call.

About Evercore

Evercore is a leading independent investment banking advisory firm. Evercore’s Investment Banking business advises its clients on mergers, acquisitions, divestitures, restructurings, financings, public offerings, private placements and other strategic transactions and also provides institutional investors with high quality research, sales and trading execution that is free of the conflicts created by proprietary activities. Evercore’s Investment Management business comprises wealth management, institutional asset management and private equity investing. Evercore serves a diverse set of clients around the world from its offices in New York, Boston, Chicago, Minneapolis, Houston, Los Angeles, San Francisco, Washington D.C., Toronto, London, Aberdeen, Scotland, Mexico City and Monterrey, Mexico, Hong Kong, and Rio de Janeiro and São Paulo, Brazil. More information about Evercore can be found on the Company’s website at www.evercore.com.

Investor Contact:	Robert B. Walsh
Chief Financial Officer, Evercore
212-857-3100

Media Contact:	Dana Gorman
The Abernathy MacGregor Group, for Evercore
212-371-5999

Basis of Alternative Financial Statement Presentation

Adjusted Pro Forma results are a non-GAAP measure. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and better reflect management’s view of operating results. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of U.S. GAAP results to Adjusted Pro Forma results is presented in the tables included in Annex I.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore’s operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. All statements other than statements of historical fact included in this presentation are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore’s business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under “Risk Factors” discussed in Evercore’s Annual Report on Form 10-K for the year ended December 31, 2012, subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and Registration Statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

With respect to any securities offered by any private equity fund referenced herein, such securities have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ANNEX I

EVERCORE PARTNERS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012

(dollars in thousands, except per share data)

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues
Investment Banking Revenue	$163,975	$133,850	$478,812	$372,771
Investment Management Revenue	24,890	20,434	72,167	60,234
Other Revenue	2,934	2,760	6,155	6,649

Total Revenues	191,799	157,044	557,134	439,654
Interest Expense (1)	3,819	4,015	10,286	11,330

Net Revenues	187,980	153,029	546,848	428,324

Expenses
Employee Compensation and Benefits	118,737	101,364	352,602	296,381
Occupancy and Equipment Rental	8,660	8,882	25,657	26,273
Professional Fees	10,005	10,752	27,275	26,080
Travel and Related Expenses	7,832	6,802	23,297	21,183
Communications and Information Services	3,094	2,915	9,938	8,731
Depreciation and Amortization	3,645	3,828	10,864	12,870
Special Charges	2,718	—	2,718	662
Acquisition and Transition Costs	—	—	58	148
Other Operating Expenses	4,232	4,241	12,376	12,699

Total Expenses	158,923	138,784	464,785	405,027

Income Before Income from Equity Method Investments and Income Taxes	29,057	14,245	82,063	23,297
Income from Equity Method Investments	562	415	2,333	3,519

Income Before Income Taxes	29,619	14,660	84,396	26,816
Provision for Income Taxes	11,365	7,187	35,753	12,322

Net Income	18,254	7,473	48,643	14,494
Net Income Attributable to Noncontrolling Interest	4,292	2,172	12,286	4,627

Net Income Attributable to Evercore Partners Inc.	$13,962	$5,301	$36,357	$9,867

Net Income Attributable to Evercore Partners Inc. Common Shareholders	$13,941	$5,280	$36,294	$9,804

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	32,049	28,841	31,908	29,063
Diluted	38,409	31,440	37,880	31,973

Net Income Per Share Attributable to Evercore Partners Inc. Common Shareholders:
Basic	$0.43	$0.18	$1.14	$0.34
Diluted	$0.36	$0.17	$0.96	$0.31

(1)	Includes interest expense on long-term debt and interest expense on short-term repurchase agreements.

Adjusted Pro Forma Results

Throughout the discussion of Evercore’s business segments, information is presented on an Adjusted Pro Forma basis, which is a non-generally accepted accounting principles (“non-GAAP”) measure. Adjusted Pro Forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), adjusted to exclude certain items and reflect the conversion of vested and unvested Evercore LP Units, other IPO related restricted stock unit awards, as well as Acquisition Related Share Issuances and Unvested Restricted Stock Units granted to Lexicon employees, into Class A shares. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and facilitate an understanding of Evercore’s operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. These Adjusted Pro Forma amounts are allocated to the Company’s two business segments: Investment Banking and Investment Management. The differences between Adjusted Pro Forma and U.S. GAAP results are as follows:

1.	Assumed Vesting of Evercore LP Units and Exchange into Class A Shares. The Company incurred expenses, primarily, in Employee Compensation and Benefits, resulting from the modification of Evercore LP Units, which will vest generally over a five-year period. The Adjusted Pro Forma results assume these LP Units have vested and have been exchanged for Class A shares. Accordingly, any expense associated with these units and related awards is excluded from Adjusted Pro Forma results and the noncontrolling interest related to these units is converted to controlling interest. The Company’s Management believes that it is useful to provide the per-share effect associated with the assumed conversion of this previously granted but unvested equity, and thus the Adjusted Pro Forma results reflect the vesting of all unvested Evercore LP partnership units and IPO related restricted stock unit awards.

2.	Adjustments Associated with Business Combinations. The following charges resulting from business combinations have been excluded from Adjusted Pro Forma results because the Company’s Management believes that operating performance is more comparable across periods excluding the effects of these acquisition-related charges;

a.	Amortization of Intangible Assets. Amortization of intangible assets related to the Protego acquisition, the Braveheart acquisition and the acquisitions of SFS and Lexicon.

b.	Compensation Charges. Expenses for deferred share-based and cash consideration and retention awards associated with the acquisition of Lexicon, as well as base salary adjustments for Lexicon employees for the period preceding the acquisition.

c.	Special Charges. Expenses primarily related to the impairment of Goodwill in the Evercore Pan-Asset Management reporting unit in 2013 and exiting the legacy office space in the UK in 2012.

d.	Foreign Exchange Gains / (Losses). Release of foreign exchange losses related to the consolidation of Pan, previously accounted for under the equity method.

3.	Client Related Expenses. Client related expenses, expenses associated with revenue sharing engagements with third parties and provisions for uncollected receivables, have been classified as a reduction of revenue in the Adjusted Pro Forma presentation. The Company’s Management believes that this adjustment results in more meaningful key operating ratios, such as compensation to net revenues and operating margin.

4.

Income Taxes. Evercore is organized as a series of Limited Liability Companies, Partnerships, a C-Corporation and a Public Corporation and therefore, not all of the Company’s income is subject to corporate-level taxes. As a result, adjustments have been made to the Adjusted Pro

Forma earnings to assume that the Company has adopted a conventional corporate tax structure and is taxed as a C-Corporation in the U.S. at the prevailing corporate rates, that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis and that adjustments for deferred tax assets related to the ultimate tax deductions for equity-based compensation awards are made directly to stockholders’ equity. This assumption is consistent with the assumption that all Evercore LP Units are vested and exchanged into Class A shares, as discussed in Item 1 above, as the assumed exchange would change the tax structure of the Company.

5.	Presentation of Interest Expense. The Adjusted Pro Forma results present interest expense on short-term repurchase agreements, within the Investment Management segment, in Other Revenues, net, as the Company’s Management believes it is more meaningful to present the spread on net interest resulting from the matched financial assets and liabilities. In addition, Adjusted Pro Forma Investment Banking and Investment Management Operating Income is presented before interest expense on long-term debt, which is included in interest expense on a U.S. GAAP basis.

6.	Presentation of Income from Equity Method Investments. The Adjusted Pro Forma results present Income from Equity Method Investments within Revenue as the Company’s Management believes it is a more meaningful presentation.

EVERCORE PARTNERS INC.

U.S. GAAP RECONCILIATION TO ADJUSTED PRO FORMA

(dollars in thousands)

(UNAUDITED)

	Three Months Ended			Nine Months Ended
	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Net Revenues - U.S. GAAP	$187,980	$207,446	$153,029	$546,848	$428,324
Client Related Expenses (1)	(3,443)	(3,719)	(6,193)	(9,676)	(10,914)
Income from Equity Method Investments (2)	562	1,015	415	2,333	3,519
Interest Expense on Long-term Debt (3)	2,025	2,019	1,996	6,051	5,954
Foreign Exchange Losses from Pan Consolidation (4)	—	—	—	1,683	—

Net Revenues - Adjusted Pro Forma	$187,124	$206,761	$149,247	$547,239	$426,883

Compensation Expense - U.S. GAAP	$118,737	$131,793	$101,364	$352,602	$296,381
Amortization of LP Units and Certain Other Awards (5)	(4,815)	(4,814)	(5,237)	(15,206)	(15,032)
Acquisition Related Compensation Charges (6)	(3,123)	(5,156)	(6,802)	(13,225)	(22,799)

Compensation Expense - Adjusted Pro Forma	$110,799	$121,823	$89,325	$324,171	$258,550

Operating Income - U.S. GAAP	$29,057	$38,062	$14,245	$82,063	$23,297
Income from Equity Method Investments (2)	562	1,015	415	2,333	3,519

Pre-Tax Income - U.S. GAAP	29,619	39,077	14,660	84,396	26,816
Foreign Exchange Losses from Pan Consolidation (4)	—	—	—	1,683	—
Amortization of LP Units and Certain Other Awards (5)	4,815	4,814	5,462	15,206	15,273
Acquisition Related Compensation Charges (6)	3,123	5,156	6,802	13,225	22,799
Special Charges (7)	2,718	—	—	2,718	662
Intangible Asset Amortization (8a)	82	82	471	246	3,270

Pre-Tax Income - Adjusted Pro Forma	40,357	49,129	27,395	117,474	68,820
Interest Expense on Long-term Debt (3)	2,025	2,019	1,996	6,051	5,954

Operating Income - Adjusted Pro Forma	$42,382	$51,148	$29,391	$123,525	$74,774

Provision for Income Taxes - U.S. GAAP	$11,365	$17,066	$7,187	$35,753	$12,322
Income Taxes (9)	3,970	1,604	3,223	8,887	13,830

Provision for Income Taxes - Adjusted Pro Forma	$15,335	$18,670	$10,410	$44,640	$26,152

Net Income - U.S. GAAP	$18,254	$22,011	$7,473	$48,643	$14,494
Net Income Attributable to Noncontrolling Interest	4,292	5,585	2,172	12,286	4,627

Net Income Attributable to Evercore Partners Inc. - U.S. GAAP	13,962	16,426	5,301	36,357	9,867
Foreign Exchange Losses from Pan Consolidation (4)	—	—	—	1,683	—
Amortization of LP Units and Certain Other Awards (5)	4,815	4,814	5,462	15,206	15,273
Acquisition Related Compensation Charges (6)	3,123	5,156	6,802	13,225	22,799
Special Charges (7)	2,718	—	—	2,718	662
Intangible Asset Amortization (8a)	82	82	471	246	3,270
Income Taxes (9)	(3,970)	(1,604)	(3,223)	(8,887)	(13,830)
Noncontrolling Interest (10)	3,554	4,637	2,462	10,093	4,736

Net Income Attributable to Evercore Partners Inc. - Adjusted Pro Forma	$24,284	$29,511	$17,275	$70,641	$42,777

Diluted Shares Outstanding - U.S. GAAP	38,409	37,501	31,440	37,880	31,973
Vested Partnership Units (11a)	5,561	5,829	7,280	5,802	7,500
Unvested Partnership Units (11a)	1,441	1,441	2,918	1,441	2,942
Unvested Restricted Stock Units - Event Based (11a)	12	12	12	12	12
Acquisition Related Share Issuance (11b)	444	626	1,106	588	1,272

Diluted Shares Outstanding - Adjusted Pro Forma	45,867	45,409	42,756	45,723	43,699

Key Metrics: (a)
Diluted Earnings Per Share - U.S. GAAP (b)	$0.36	$0.44	$0.17	$0.96	$0.31
Diluted Earnings Per Share - Adjusted Pro Forma (b)	$0.53	$0.65	$0.40	$1.54	$0.98

Compensation Ratio - U.S. GAAP	63.2%	63.5%	66.2%	64.5%	69.2%
Compensation Ratio - Adjusted Pro Forma	59.2%	58.9%	59.9%	59.2%	60.6%

Operating Margin - U.S. GAAP	15.5%	18.3%	9.3%	15.0%	5.4%
Operating Margin - Adjusted Pro Forma	22.6%	24.7%	19.7%	22.6%	17.5%

Effective Tax Rate - U.S. GAAP	38.4%	43.7%	49.0%	42.4%	46.0%
Effective Tax Rate - Adjusted Pro Forma	38.0%	38.0%	38.0%	38.0%	38.0%

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.
(b)	For Earnings Per Share purposes, Net Income Attributable to Evercore Partners Inc. is reduced by $21 of accretion for the three months ended September 30, 2013, June 30, 2013 and September 30, 2012, and $63 of accretion for the nine months ended September 30, 2013 and 2012, related to the Company’s noncontrolling interest in Trilantic Capital Partners.

EVERCORE PARTNERS INC.

U.S. GAAP RECONCILIATION TO ADJUSTED PRO FORMA

TRAILING TWELVE MONTHS

(dollars in thousands)

(UNAUDITED)

	Consolidated
	Twelve Months Ended
	September 30, 2013	June 30, 2013	September 30, 2012
Net Revenues - U.S. GAAP	$760,897	$725,946	$541,105
Client Related Expenses (1)	(15,030)	(17,780)	(14,294)
Income from Equity Method Investments (2)	3,666	3,519	3,774
Interest Expense on Long-term Debt (3)	8,052	8,023	7,922
Foreign Exchange Losses from Pan Consolidation (4)	1,683	1,683	—

Net Revenues - Adjusted Pro Forma	$759,268	$721,391	$538,507

Compensation Expense - U.S. GAAP	$486,636	$469,263	$371,261
Amortization of LP Units and Certain Other Awards (5)	(20,888)	(21,310)	(20,993)
Acquisition Related Compensation Charges (6)	(18,589)	(22,268)	(29,688)

Compensation Expense - Adjusted Pro Forma	$447,159	$425,685	$320,580

Compensation Ratio - U.S. GAAP (a)	64.0%	64.6%	68.6%
Compensation Ratio - Adjusted Pro Forma (a)	58.9%	59.0%	59.5%

	Investment Banking
	Twelve Months Ended
	September 30, 2013	June 30, 2013	September 30, 2012
Net Revenues - U.S. GAAP	$672,701	$642,471	$462,967
Client Related Expenses (1)	(14,805)	(17,435)	(13,859)
Income from Equity Method Investments (2)	1,323	1,123	1,324
Interest Expense on Long-term Debt (3)	4,366	4,350	4,294

Net Revenues - Adjusted Pro Forma	$663,585	$630,509	$454,726

Compensation Expense - U.S. GAAP	$430,052	$414,687	$319,061
Amortization of LP Units and Certain Other Awards (5)	(18,541)	(18,878)	(18,743)
Acquisition Related Compensation Charges (6)	(18,589)	(22,268)	(29,688)

Compensation Expense - Adjusted Pro Forma	$392,922	$373,541	$270,630

Compensation Ratio - U.S. GAAP (a)	63.9%	64.5%	68.9%
Compensation Ratio - Adjusted Pro Forma (a)	59.2%	59.2%	59.5%

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED PRO FORMA

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2013

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended September 30, 2013				Nine Months Ended September 30, 2013
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Banking Revenue	$163,975	$(3,432	) (1)(2)	$160,543	$478,812	$(9,155	) (1)(2)	$469,657
Other Revenue, net	(330)	1,098	(3)	768	(966)	3,281	(3)	2,315

Net Revenues	163,645	(2,334)		161,311	477,846	(5,874)		471,972

Expenses:
Employee Compensation and Benefits	104,139	(7,427	) (5)(6)	96,712	309,459	(26,738	) (5)(6)	282,721
Non-compensation Costs	29,760	(3,432	) (5)(8)	26,328	87,206	(9,615	) (5)(8)	77,591

Total Expenses	133,899	(10,859)		123,040	396,665	(36,353)		360,312

Operating Income (a)	$29,746	$8,525		$38,271	$81,181	$30,479		$111,660

Compensation Ratio (b)	63.6%			60.0%	64.8%			59.9%
Operating Margin (b)	18.2%			23.7%	17.0%			23.7%

	Investment Management Segment
	Three Months Ended September 30, 2013				Nine Months Ended September 30, 2013
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Management Revenue	$24,890	$551	(1)(2)	$25,441	$72,167	$1,812	(1)(2)	$73,979
Other Revenue, net	(555)	927	(3)	372	(3,165)	4,453	(3)(4)	1,288

Net Revenues	24,335	1,478		25,813	69,002	6,265		75,267

Expenses:
Employee Compensation and Benefits	14,598	(511	) (5)	14,087	43,143	(1,693	) (5)	41,450
Non-compensation Costs	7,708	(93	) (8)	7,615	22,259	(307	) (8)	21,952
Special Charges	2,718	(2,718	) (7)	—	2,718	(2,718	) (7)	—

Total Expenses	25,024	(3,322)		21,702	68,120	(4,718)		63,402

Operating Income (Loss) (a)	$(689)	$4,800		$4,111	$882	$10,983		$11,865

Compensation Ratio (b)	60.0%			54.6%	62.5%			55.1%
Operating Margin (b)	(2.8% )			15.9%	1.3%			15.8%

(a)	Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED PRO FORMA

FOR THE THREE MONTHS ENDED JUNE 30, 2013

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended June 30, 2013
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Banking Revenue	$183,454	$(3,421	) (1)(2)	$180,033
Other Revenue, net	(849)	1,095	(3)	246

Net Revenues	182,605	(2,326)		180,279

Expenses:
Employee Compensation and Benefits	117,451	(9,456	) (5)(6)	107,995
Non-compensation Costs	30,394	(3,711	) (5)(8)	26,683

Total Expenses	147,845	(13,167)		134,678

Operating Income (a)	$34,760	$10,841		$45,601

Compensation Ratio (b)	64.3%			59.9%
Operating Margin (b)	19.0%			25.3%

	Investment Management Segment
	Three Months Ended June 30, 2013
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Management Revenue	$25,738	$717	(1)(2)	$26,455
Other Revenue, net	(897)	924	(3)	27

Net Revenues	24,841	1,641		26,482

Expenses:
Employee Compensation and Benefits	14,342	(514	) (5)	13,828
Non-compensation Costs	7,197	(90	) (8)	7,107

Total Expenses	21,539	(604)		20,935

Operating Income (a)	$3,302	$2,245		$5,547

Compensation Ratio (b)	57.7%			52.2%
Operating Margin (b)	13.3%			20.9%

(a)	Operating Income (Loss) for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED PRO FORMA

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2012

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended September 30, 2012				Nine Months Ended September 30, 2012
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Banking Revenue	$133,850	$(6,262	) (1)(2)	$127,588	$372,771	$(9,166	) (1)(2)	$363,605
Other Revenue, net	(435)	1,082	(3)	647	(2,407)	3,227	(3)	820

Net Revenues	133,415	(5,180)		128,235	370,364	(5,939)		364,425

Expenses:
Employee Compensation and Benefits	88,774	(11,443	) (5)(6)	77,331	257,757	(36,135	) (5)(6)	221,622
Non-compensation Costs	30,180	(6,676	) (5)(8)	23,504	86,199	(13,826	) (5)(8)	72,373
Special Charges	—	—		—	662	(662	) (7)	—

Total Expenses	118,954	(18,119)		100,835	344,618	(50,623)		293,995

Operating Income (a)	$14,461	$12,939		$27,400	$25,746	$44,684		$70,430

Compensation Ratio (b)	66.5%			60.3%	69.6%			60.8%
Operating Margin (b)	10.8%			21.4%	7.0%			19.3%

	Investment Management Segment
	Three Months Ended September 30, 2012				Nine Months Ended September 30, 2012
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Management Revenue	$20,434	$484	(1)(2)	$20,918	$60,234	$1,771	(1)(2)	$62,005
Other Revenue, net	(820)	914	(3)	94	(2,274)	2,727	(3)	453

Net Revenues	19,614	1,398		21,012	57,960	4,498		62,458

Expenses:
Employee Compensation and Benefits	12,590	(596	) (5)	11,994	38,624	(1,696	) (5)	36,928
Non-compensation Costs	7,240	(213	) (8)	7,027	21,785	(599	) (8)	21,186

Total Expenses	19,830	(809)		19,021	60,409	(2,295)		58,114

Operating Income (Loss) (a)	$(216)	$2,207		$1,991	$(2,449)	$6,793		$4,344

Compensation Ratio (b)	64.2%			57.1%	66.6%			59.1%
Operating Margin (b)	(1.1% )			9.5%	(4.2% )			7.0%

(a)	Operating Income (Loss) for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

Notes to Unaudited Condensed Consolidated Adjusted Pro Forma Financial Data

For further information on these Adjusted Pro Forma adjustments, see page A-2.

(1)	Client related expenses, expenses associated with revenue sharing engagements with third parties and provisions for uncollected receivables, have been reclassified as a reduction of revenue in the Adjusted Pro Forma presentation.
(2)	Income (Loss) from Equity Method Investments has been reclassified to Revenue in the Adjusted Pro Forma presentation.
(3)	Interest Expense on Long-term Debt is excluded from the Adjusted Pro Forma Investment Banking and Investment Management segment results and is included in Interest Expense in the segment results on a U.S. GAAP Basis.
(4)	Release of foreign exchange losses related to the consolidation of Pan, previously accounted for under the equity method, are excluded from the Adjusted Pro Forma presentation.
(5)	Expenses incurred from the modification of Evercore LP Units and related awards, which primarily vest over a five-year period, are excluded from the Adjusted Pro Forma presentation.
(6)	Expenses for deferred share-based and cash consideration and retention awards associated with the acquisition of Lexicon, as well as base salary adjustments for Lexicon employees for the period preceding the acquisition, are excluded from the Adjusted Pro Forma presentation.
(7)	Expenses primarily related to the impairment of Goodwill in the Evercore Pan-Asset Management reporting unit in 2013 and exiting the legacy office space in the UK in 2012.
(8)	Non-compensation Costs on an Adjusted Pro Forma basis reflect the following adjustments:

	Three Months Ended September 30, 2013
	U.S. GAAP	Adjustments		Total Segments	Investment Banking	Investment Management
Occupancy and Equipment Rental	$8,660	$—		$8,660	$6,890	$1,770
Professional Fees	10,005	(1,974	) (1)	8,031	6,059	1,972
Travel and Related Expenses	7,832	(1,405	) (1)	6,427	5,801	626
Communications and Information Services	3,094	(6	) (1)	3,088	2,522	566
Depreciation and Amortization	3,645	(82	) (8a)	3,563	1,701	1,862
Other Operating Expenses	4,232	(58	) (1)	4,174	3,355	819

Total Non-compensation Costs	$37,468	$(3,525)		$33,943	$26,328	$7,615

	Three Months Ended June 30, 2013
	U.S. GAAP	Adjustments		Total Segments	Investment Banking	Investment Management
Occupancy and Equipment Rental	$8,238	$—		$8,238	$6,636	$1,602
Professional Fees	9,418	(1,948	) (1)	7,470	5,738	1,732
Travel and Related Expenses	8,284	(1,596	) (1)	6,688	6,090	598
Communications and Information Services	3,424	(9	) (1)	3,415	2,930	485
Depreciation and Amortization	3,661	(82	) (8a)	3,579	1,712	1,867
Other Operating Expenses	4,566	(166	) (1)	4,400	3,577	823

Total Non-compensation Costs	$37,591	$(3,801)		$33,790	$26,683	$7,107

	Three Months Ended September 30, 2012
	U.S. GAAP	Adjustments		Total Segments	Investment Banking	Investment Management
Occupancy and Equipment Rental	$8,882	$—		$8,882	$7,271	$1,611
Professional Fees	10,752	(3,197	) (1)	7,555	5,422	2,133
Travel and Related Expenses	6,802	(2,972	) (1)	3,830	3,331	499
Communications and Information Services	2,915	(81	) (1)	2,834	2,427	407
Depreciation and Amortization	3,828	(471	) (8a)	3,357	1,706	1,651
Other Operating Expenses	4,241	(168	) (1)	4,073	3,347	726

Total Non-compensation Costs	$37,420	$(6,889)		$30,531	$23,504	$7,027

	Nine Months Ended September 30, 2013
	U.S. GAAP	Adjustments		Total Segments	Investment Banking	Investment Management
Occupancy and Equipment Rental	$25,657	$—		$25,657	$20,614	$5,043
Professional Fees	27,275	(4,491	) (1)	22,784	17,175	5,609
Travel and Related Expenses	23,297	(4,704	) (1)	18,593	16,790	1,803
Communications and Information Services	9,938	(14	) (1)	9,924	8,324	1,600
Depreciation and Amortization	10,864	(246	) (8a)	10,618	5,099	5,519
Acquisition and Transition Costs	58	—		58	—	58
Other Operating Expenses	12,376	(467	) (1)	11,909	9,589	2,320

Total Non-compensation Costs	$109,465	$(9,922)		$99,543	$77,591	$21,952

	Nine Months Ended September 30, 2012
	U.S. GAAP	Adjustments		Total Segments	Investment Banking	Investment Management
Occupancy and Equipment Rental	$26,273	$—		$26,273	$21,469	$4,804
Professional Fees	26,080	(5,052	) (1)	21,028	15,063	5,965
Travel and Related Expenses	21,183	(5,310	) (1)	15,873	14,237	1,636
Communications and Information Services	8,731	(182	) (1)	8,549	7,078	1,471
Depreciation and Amortization	12,870	(3,270	) (8a)	9,600	4,615	4,985
Acquisition and Transition Costs	148	—		148	42	106
Other Operating Expenses	12,699	(611	) (1)	12,088	9,869	2,219

Total Non-compensation Costs	$107,984	$(14,425)		$93,559	$72,373	$21,186

(8a)	The exclusion from the Adjusted Pro Forma presentation of expenses associated with amortization of intangible assets acquired in the Protego, Braveheart, SFS and Lexicon acquisitions.
(9)	Evercore is organized as a series of Limited Liability Companies, Partnerships, a C-Corporation and a Public Corporation and therefore, not all of the Company’s income is subject to corporate level taxes. As a result, adjustments have been made to decrease Evercore’s effective tax rate to approximately 38% for the three and nine months ended September 30, 2013. These adjustments assume that the Company has adopted a conventional corporate tax structure and is taxed as a C-Corporation in the U.S. at the prevailing corporate rates, that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis and that, historically, adjustments for deferred tax assets related to the ultimate tax deductions for equity-based compensation awards are made directly to stockholders’ equity.
(10)	Reflects adjustment to eliminate noncontrolling interest related to all Evercore LP partnership units which are assumed to be converted to Class A common stock in the Adjusted Pro Forma presentation.
(11a)	Assumes the vesting of all Evercore LP partnership units and IPO related restricted stock unit awards in the Adjusted Pro Forma presentation. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the unvested Evercore LP partnership units are anti-dilutive and the IPO related restricted stock unit awards are excluded from the calculation prior to the June 2011 offering.
(11b)	Assumes the vesting of all Acquisition Related Share Issuance and Unvested Restricted Stock Units granted to Lexicon employees in the Adjusted Pro Forma presentation. In the computation of outstanding common stock equivalents for U.S. GAAP, these Shares and Restricted Stock Units are reflected using the Treasury Stock Method.